UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2008

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

[    ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Chief Accounting Officer

On May 19, 2008, Jeffrey D. Capello, age 43, agreed to join Boston Scientific as our Senior Vice President, Chief Accounting Officer and Corporate Controller, effective as of June 16, 2008.  Mr. Capello comes to us from PerkinElmer, a $1.8 billion public company, where he spent the past seven years serving in a variety of roles. Most recently, he served for the last three years as Senior Vice President and Chief Financial Officer, responsible for all financial matters, investor relations and corporate wide business development activities. Prior to his current position, he served as Corporate Controller and Treasurer for four years.  Previously, Mr. Capello served as an audit partner with PriceWaterhouseCoopers, including a 2 year assignment in the Netherlands, with a focus on serving technology and industrial companies.  Mr. Capello holds a Bachelor of Science degree in Business Administration from the University of Vermont and a Masters of Business Administration degree from Harvard University and is a CPA.

In connection with his employment with Boston Scientific, Mr. Capello will receive:

•	an annual base salary of $490,000;
•
a one-time sign-on bonus of $500,000, however, if Mr. Capello voluntarily leaves the Company prior to the first anniversary of his start date, he will be required to pay back $250,000 of the sign-on bonus;

•	an opportunity to participate in our Performance Incentive Plan for the full year 2008 with a target incentive of 65 % of his base salary; and
•
an equity incentive having a value of $2,750,000 on the date of grant.  At the election of Mr. Capello, the equity incentive may be in the form of an option to purchase shares of our common stock, Deferred Stock Units (“DSUs”), or a combination of options and DSUs:

o	The option to purchase shares of our common stock will vest in four annual installments of 25%, 50%, 12.5% and 12.5% beginning on the first anniversary of the date of grant.
o	The DSUs will be issued in five annual increments of 20%, 50%, 10%, 10% and 10% beginning on the first anniversary of the date of grant.
o
In accordance with the applicable Long Term Incentive Plan, upon Mr. Capello’s Retirement, Disability, death or a Change in Control of the Company, we will issue to Mr. Capello or his beneficiaries any unvested options and any DSUs remaining to be issued under this equity incentive.

In the event Mr. Capello is involuntarily terminated from employment other than for Cause during the first two years of his employment, Mr. Capello will receive a special payment equivalent to the combined annual salary he is then receiving and the incentive bonus (at target) for which he is then eligible.

Assuming Mr. Capello is successfully performing in his role and is capable of taking on additional responsibilities, as determined by our Chief Executive Officer and Chief Financial Officer, they will recommend to our Board of Directors in June 2009 that Mr. Capello be promoted to serve as a member of our Executive Committee.

In addition, as a member of our Operating Committee, Mr. Capello will be entitled to receive an annual executive allowance of $15,000 payable in two equal installments of $7,500 each in the last pay periods of June and December 2008, except for the first payment in 2008 which will be pro-rated, pursuant to our Executive Allowance Plan, which has been previously filed.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: May 20, 2008	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel